Exhibit 99.1
News Release

For Immediate Release	Contact: Bob Lougee (703) 721-3080
Wednesday, May 9, 2007
USA Mobility Reports First Quarter Operating Results
Subscriber, Revenue and Expense Reduction Trends Improve
Stockholder and Analyst Meetings Scheduled for May 16
Alexandria, VA (May 9, 2007) — USA Mobility, Inc. (Nasdaq: USMO), a leading provider of wireless messaging and communications services, today announced operating results for the first quarter ended March 31, 2007. Reported revenue for the quarter was $111.5 million. EBITDA (earnings before interest, tax, depreciation, amortization and accretion) totaled $35.1 million, while operating income was $21.8 million.
First quarter results included:
•	The annual rate of revenue erosion improved to 17.3 percent from 18.6 percent in the first quarter of 2006. Revenue declined $4.5 million, or 3.9 percent, in the first quarter, compared to $8.5 million, or 5.9 percent, in the first quarter of 2006.

•	Average revenue per unit (“ARPU”) increased to $8.65 in the first quarter from $8.57 in the fourth quarter of 2006, the first quarterly increase in ARPU in six quarters. ARPU was $8.80 in the first quarter of 2006.

•	Operating expenses, excluding depreciation, amortization and accretion, totaled $76.4 million in the first quarter, a reduction of $8.8 million, or 10.3 percent, from $85.2 million in the fourth quarter of 2006. Quarterly operating expenses have declined by $19.8 million, or 20.6 percent, from the first quarter 2006, and, as percentage of revenue, are at their lowest level in nearly three years.

•	EBITDA margin (or EBITDA as a percentage of revenue) increased to 31.5 percent in the first quarter, the highest level in more than two years, compared to 28.6 percent in the first quarter of 2006 and 26.6 percent in fourth quarter of 2006.

•	Net unit loss was 193,000 in the first quarter, compared to 252,000 in the first quarter of 2006. Total units in service at March 31, 2007 were 3,912,000, compared to 4,105,000 at December 31, 2006.

•	The annual rate of subscriber erosion in the first quarter improved to 15.6 percent from 17.5 percent in the first quarter of 2006. The quarterly rate of subscriber loss was 4.7 percent in the first quarter, historically the quarter with the highest net churn, compared to 5.2 percent in the first quarter of 2006.

•	Capital expenses were $5.1 million, compared to $4.4 million in the year-earlier quarter.

•	The Company’s cash balance at March 31, 2007 was $80.3 million.
“We continued to make significant progress during the first quarter,” said Vincent D. Kelly, president and chief executive officer. “The annual rate of subscriber and revenue erosion showed further improvement as we focused our sales and marketing efforts on our core subscriber segments — including healthcare, government services and large business enterprise — and placed greater emphasis on our customer care and loyalty programs. While gross unit placements declined from robust fourth quarter levels, we were encouraged that total disconnects were flat with the prior quarter. As we move through 2007 we look for continued improvement in both gross placements and customer disconnects.”
Kelly added, “During the quarter we also established and solidified several key relationships that we believe will enhance our standing and prospects in the important healthcare market. We partnered with Amcom Software, Inc. to provide advanced automated wireless communications capabilities to healthcare organizations, we joined with the American College of Emergency Physicians as its official paging and cellular technology sponsor, and we expanded our customer relationship with the U.S. Department of Health and Human Services by providing devices for the agency’s National Disaster Medical Systems unit, which is responsible for nationwide emergency medical response. We believe these alliances, and others, underscore USA Mobility’s emerging role as a provider of essential wireless communications services to the hospital and healthcare industry as well as emergency medical and disaster preparedness organizations located throughout the country.”
Kelly also noted that the Company returned capital to stockholders again during the first quarter, consistent with its stated cash flow generation strategy and goal of returning cash to stockholders. The Company paid a regular quarterly cash distribution of $0.65 per share, or an aggregate amount of approximately $17.8 million, on March 15, 2007 to stockholders of record on February 22, 2007. The cash distribution was paid as a return of capital. In addition, the Board of Directors on May 2, 2007 declared both a regular quarterly cash distribution of $0.65 per share and a special cash distribution of $1.00 per share. Both the regular and special cash distributions will be paid on June 7, 2007 to stockholders of record on May 17, 2007. The Company expects the entire amount of both cash distributions, a total of approximately $45.1 million, to be paid as a return of capital.

Thomas L. Schilling, chief financial officer, said the Company continued its aggressive expense reduction efforts during the quarter. “Operating expenses (excluding depreciation, amortization and accretion) of $76.4 million decreased 10.3 percent from the fourth quarter of 2006 and were 20.6 percent lower than they were a year ago,” he said, “outpacing the year-over-year decline in revenue of 17.3 percent. Moreover, operating expense as a percentage of revenue was 68.5 percent in the first quarter, the lowest level since USA Mobility was formed in November of 2004. As a result, the combination of lower expenses, coupled with gradually improving revenue trends and slightly higher ARPU, contributed to an increase in both quarter-to-quarter EBITDA and EBIDTA margin. While we are pleased and encouraged by these financial trends,” Schilling said, “we are maintaining our previous financial guidance for 2007 of revenues between $400 million to $410 million, operating expenses — excluding depreciation, amortization and accretion — between $295 million to $300 million, and capital expenses between $18 million to $20 million.”
The Company is working with its auditors, Grant Thornton LLP, to finalize the implementation of FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes. Once the implementation is complete, the Company will file its report on Form 10-Q for the quarter ended March 31, 2007 with the U.S. Securities and Exchange Commission.
* * * * * * * *
As previously announced, USA Mobility will host a meeting for financial analysts and other investors in New York City at approximately 10:30 a.m. on May 16, 2007, immediately following the Company’s Annual Meeting of Stockholders. The Annual Meeting of Stockholders is scheduled for 10:00 a.m. at the offices of Latham & Watkins LLP, Suite 1200, 885 Third Avenue (53rd Street and Third Avenue). The analyst meeting, which will include a review of first quarter results, will be held at the same location.
Financial analysts and others planning to attend the analyst meeting should RSVP to Shauna Fain at 703-718-6650 or shauna.fain@usamobility.com. For those investors unable to attend the analyst meeting, it will be webcast and accessible via conference call. The dial-in number for the call is 866-288-0540 (toll-free) or 913-312-6666 (toll). The pass code for the call is 4172209. A replay of the call will be available from 2:30 p.m. ET on May 16 until 11:59 p.m. on Wednesday, May 30. The replay number is 888-203-1112 (toll-free) or 719-457-0820 (toll). The pass code for the replay is 4172209. The analyst meeting will be webcast via the investor relations section of the Company’s website at www.usamobility.com.
* * * * * * * * *

About USA Mobility
USA Mobility, Inc., headquartered in Alexandria, Virginia, is a comprehensive provider of reliable and affordable wireless communications solutions to the healthcare, government, large enterprise and emergency response sectors. As a single-source provider, USA Mobility‘s focus is on the business-to-business marketplace and supplying wireless connectivity solutions to more than 80 percent of the Fortune 1000 companies. The Company operates nationwide networks for both one-way paging and advanced two-way messaging services. In addition, USA Mobility offers mobile voice and data services through Sprint Nextel, including BlackBerry devices and GPS location applications. The Company’s product offerings include customized wireless connectivity systems for the healthcare, government and other campus environments. USA Mobility also offers M2M (machine-to-machine) telemetry solutions for numerous applications that include asset tracking, utility meter reading and other remote device monitoring applications on a national scale. For further information visit www.usamobility.com.
Safe Harbor Statement under the Private Securities Litigation Reform Act: Statements contained herein or in prior press releases which are not historical fact, such as statements regarding USA Mobility’s expectations for future operating and financial performance, are forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve risks and uncertainties that may cause USA Mobility’s actual results to be materially different from the future results expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from those expectations include, but are not limited to, declining demand for paging products and services, our ability to continue to reduce operating expenses and to generate cash from operations, our future capital needs, competitive pricing pressures, competition from both traditional paging services and other wireless communications services, technological improvements in hand-held devices and transmission services offered by our competitors, government regulation, reliance upon third-party providers for certain equipment and services, as well as other risks described from time to time in periodic reports and registration statements filed with the Securities and Exchange Commission. Although USA Mobility believes the expectations reflected in the forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. USA Mobility disclaims any intent or obligation to update any forward-looking statements.
Tables to Follow

USA MOBILITY, INC.
CONDENSED CONSOLIDATED RESULTS OF OPERATIONS(a)
(unaudited and in thousands, except share and per share amounts)

	For the three months ended
	3/31/06	6/30/06	9/30/06	12/31/06	3/31/07
Revenue:
Paging service	$125,673	$118,872	$112,129	$107,520	$104,003
Cellular	2,026	2,096	1,728	1,877	2,087
Product sales	6,131	5,180	4,851	5,394	4,400
Other	1,062	1,057	845	1,253	1,052

Total revenue	134,892	127,205	119,553	116,044	111,542

Operating expenses:
Cost of products sold	786	1,169	1,184	698	687
Service, rental and maintenance	48,092	44,769	42,489	41,770	39,033
Selling and marketing	11,059	11,118	10,929	10,796	10,242
General and administrative	36,142	32,208	30,994	28,533	26,448
Depreciation, amortization and accretion	18,794	18,900	18,361	17,244	13,318
Severance and restructuring	170	321	682	3,413	17

Total operating expenses	115,043	108,485	104,639	102,454	89,745

% of total revenue	85.3%	85.3%	87.5%	88.3%	80.5%

Operating income	19,849	18,720	14,914	13,590	21,797

% of total revenue	14.7%	14.7%	12.5%	11.7%	19.5%

Interest income, net	549	1,023	717	1,579	951
Other income (expense), net	62	988	103	(353)	(516)

Income before income tax expense	$20,460	$20,731	$15,734	$14,816	$22,232

Reconciliation of operating income to EBITDA (b):
Operating income	$19,849	$18,720	$14,914	$13,590	$21,797
Add back: Depreciation, amortization and accretion	18,794	18,900	18,361	17,244	13,318

EBITDA	$38,643	$37,620	$33,275	$30,834	$35,115

% of total revenue	28.6%	29.6%	27.8%	26.6%	31.5%

(a)	Slight variations in totals are due to rounding.

(b)	EBITDA or Earnings before interest, taxes, depreciation, amortization and accretion is a non-GAAP measure and is presented for analytical purposes only.

USA MOBILITY, INC.
UNITS IN SERVICE ACTIVITY (a)
(unaudited and in thousands)

	For the three months ended
	3/31/06	6/30/06	9/30/06	12/31/06	3/31/07
Units in service

Beginning units in service
Direct one-way	3,835	3,678	3,547	3,429	3,318
Direct two-way	348	324	307	292	280

Total direct	4,183	4,002	3,854	3,721	3,598

Indirect one-way	603	535	483	449	417
Indirect two-way	100	97	94	89	90

Total indirect	703	632	577	538	507

Total beginning units in service	4,886	4,634	4,431	4,259	4,105

Gross placements
Direct one-way	108	119	120	112	91
Direct two-way	15	15	15	15	12

Total direct	123	134	135	127	103

Indirect one-way	24	18	24	36	19
Indirect two-way	4	5	5	6	8

Total indirect	28	23	29	42	27

Total gross placements	151	157	164	169	130

Gross disconnects
Direct one-way	(265)	(250)	(238)	(222)	(230)
Direct two-way	(39)	(32)	(30)	(28)	(29)

Total direct	(304)	(282)	(268)	(250)	(259)

Indirect one-way	(92)	(70)	(58)	(68)	(58)
Indirect two-way	(8)	(8)	(10)	(5)	(6)

Total indirect	(100)	(78)	(68)	(73)	(64)

Total gross disconnects	(404)	(360)	(336)	(323)	(323)

Net gain (loss)
Direct one-way	(157)	(131)	(118)	(111)	(139)
Direct two-way	(24)	(17)	(15)	(12)	(17)

Total direct	(181)	(148)	(133)	(123)	(156)

Indirect one-way	(68)	(52)	(34)	(32)	(39)
Indirect two-way	(4)	(3)	(5)	1	2

Total indirect	(72)	(55)	(39)	(31)	(37)

Total net change	(253)	(203)	(172)	(154)	(193)

Ending units in service
Direct one-way	3,678	3,547	3,429	3,318	3,179
Direct two-way	324	307	292	280	263

Total direct	4,002	3,854	3,721	3,598	3,442

Indirect one-way	535	483	449	417	378
Indirect two-way	97	94	89	90	92

Total indirect	632	577	538	507	470

Total ending units in service	4,634	4,431	4,259	4,105	3,912

(a)	Slight variations in totals are due to rounding.

USA MOBILITY, INC.
AVERAGE REVENUE PER UNIT (ARPU) AND CHURN
(unaudited)

	For the three months ended
	3/31/06	6/30/06	9/30/06	12/31/06	3/31/07
ARPU
Direct one-way	$8.17	$8.06	$7.95	$7.86	$7.96
Direct two-way	23.61	23.75	23.27	23.61	23.91

Total direct	9.44	9.32	9.16	9.09	9.18

Indirect one-way	4.53	4.59	4.49	4.56	4.45
Indirect two-way	6.93	6.99	6.53	6.63	6.30

Total indirect	4.89	4.97	4.82	4.92	4.79

Total one-way	7.69	7.63	7.54	7.49	7.57
Total two-way	19.85	19.87	19.35	19.55	19.46

Total paging ARPU	$8.80	$8.74	$8.60	$8.57	$8.65

Gross disconnect rate (a)
Direct one-way	-6.9%	-6.8%	-6.7%	-6.5%	-6.9%
Direct two-way	-11.1%	-9.8%	-9.8%	-9.5%	-10.5%

Total direct	-7.3%	-7.0%	-7.0%	-6.7%	-7.2%

Indirect one-way	-15.3%	-13.1%	-12.0%	-15.1%	-14.0%
Indirect two-way	-7.1%	-8.2%	-10.6%	-5.8%	-6.2%

Total indirect	-14.2%	-12.4%	-11.8%	-13.5%	-12.6%

Total one-way	-8.1%	-7.6%	-7.4%	-7.5%	-7.7%
Total two-way	-10.2%	-9.5%	-10.0%	-8.6%	-9.4%

Total paging gross disconnect rate	-8.3%	-7.8%	-7.6%	-7.6%	-7.9%

Net gain / loss rate (b)
Direct one-way	-4.1%	-3.6%	-3.3%	-3.2%	-4.2%
Direct two-way	-6.8%	-5.2%	-4.9%	-4.4%	-6.0%

Total direct	-4.3%	-3.7%	-3.5%	-3.3%	-4.3%

Indirect one-way	-11.3%	-9.8%	-7.1%	-7.1%	-9.5%
Indirect two-way	-3.5%	-2.6%	-4.5%	1.0%	2.5%

Total indirect	-10.2%	-8.7%	-6.7%	-5.7%	-7.3%

Total one-way	-5.1%	-4.3%	-3.8%	-3.7%	-4.8%
Total two-way	-6.1%	-4.6%	-4.8%	-3.1%	-3.9%

Total paging net gain / loss rate	-5.2%	-4.4%	-3.9%	-3.6%	-4.7%

(a)	Gross disconnect rate is current period disconnected units divided by prior period ending units in service.

(b)	Net gain / loss rate is net current period placements and disconnected units in service divided by prior period ending units in service.

USA MOBILITY, INC.
SUPPLEMENTAL INFORMATION BY CUSTOMER SEGMENT (a)
(unaudited)

	For the three months ended
	3/31/06	6/30/06	9/30/06	12/31/06	3/31/07
Gross placement rate
Healthcare	3.8%	4.5%	4.1%	4.2%	3.6%
Government	2.2%	2.3%	2.6%	2.1%	2.2%
Large enterprise	2.6%	3.0%	3.8%	3.9%	2.7%
Other	2.7%	3.0%	3.3%	3.1%	2.6%

Total direct	2.9%	3.3%	3.5%	3.4%	2.9%
Total indirect	4.0%	3.7%	5.1%	7.8%	5.3%

Total	3.1%	3.4%	3.7%	4.0%	3.2%

Gross disconnect rate
Healthcare	-4.6%	-4.7%	-5.3%	-4.6%	-4.6%
Government	-5.7%	-6.3%	-5.9%	-5.8%	-5.8%
Large enterprise	-7.7%	-7.4%	-6.9%	-6.8%	-8.4%
Other	-10.3%	-9.5%	-9.3%	-9.5%	-10.9%

Total direct	-7.3%	-7.0%	-7.0%	-6.7%	-7.2%
Total indirect	-14.2%	-12.4%	-11.8%	-13.5%	-12.6%

Total	-8.3%	-7.8%	-7.6%	-7.6%	-7.8%

Net loss rate
Healthcare	-0.7%	-0.2%	-1.1%	-0.4%	-1.1%
Government	-3.5%	-4.1%	-3.3%	-3.6%	-3.6%
Large enterprise	-5.1%	-4.3%	-3.0%	-2.9%	-5.7%
Other	-7.5%	-6.6%	-6.1%	-6.4%	-8.3%

Total direct	-4.3%	-3.7%	-3.5%	-3.3%	-4.3%
Total indirect	-10.2%	-8.7%	-6.7%	-5.7%	-7.3%

Total	-5.2%	-4.4%	-3.9%	-3.6%	-4.7%

End of period units in service % of total
Healthcare	29.0%	30.5%	31.5%	32.5%	33.6%
Government	16.4%	16.4%	16.6%	16.5%	17.9%
Large enterprise	10.2%	10.2%	10.1%	10.3%	13.8%
Other	30.8%	29.9%	29.2%	28.3%	22.7%

Total direct	86.4%	87.0%	87.4%	87.6%	88.0%
Total indirect	13.6%	13.0%	12.6%	12.4%	12.0%

Total	100.0%	100.0%	100.0%	100.0%	100.0%

(a)	Slight variations in totals are due to rounding.

USA MOBILITY, INC.
SUPPLEMENTAL INFORMATION — DIRECT UNITS IN SERVICE AND CELLULAR ACTIVATIONS (a)
(unaudited)

	For the three months ended
	3/31/06	6/30/06	9/30/06	12/31/06	3/31/07
Account size ending units in service (000’s)
1 to 3 units	358	327	300	275	251
4 to 10 units	203	188	175	163	150
11 to 50 units	489	456	426	398	368
51 to 100 units	265	249	238	226	215
101 to 1,000 units	1,068	1,027	999	967	924
>1,000 units	1,619	1,607	1,583	1,569	1,534

Total	4,002	3,854	3,721	3,598	3,442

End of period units in service % of total direct
1 to 3 units	8.9%	8.5%	8.1%	7.6%	7.3%
4 to 10 units	5.1%	4.9%	4.7%	4.5%	4.4%
11 to 50 units	12.2%	11.8%	11.4%	11.1%	10.7%
51 to 100 units	6.6%	6.5%	6.4%	6.3%	6.2%
101 to 1,000 units	26.7%	26.6%	26.9%	26.9%	26.8%
>1,000 units	40.5%	41.7%	42.5%	43.6%	44.6%

Total	100.0%	100.0%	100.0%	100.0%	100.0%

Account size net loss rate
1 to 3 units		-8.7%	-8.0%	-8.3%	-9.0%
4 to 10 units		-7.5%	-6.9%	-6.6%	-7.9%
11 to 50 units		-6.8%	-6.5%	-6.6%	-7.6%
51 to 100 units		-6.2%	-4.2%	-5.2%	-4.9%
101 to 1,000 units		-3.8%	-2.7%	-3.2%	-4.4%
>1,000 units		-0.7%	-1.6%	-0.9%	-2.2%

Total		-3.7%	-3.5%	-3.3%	-4.3%

Account size ARPU
1 to 3 units	$14.02	$14.14	$14.07	$14.16	$ 14.71
4 to 10 units	13.02	13.08	12.99	13.03	13.42
11 to 50 units	10.88	10.81	10.72	10.73	10.95
51 to 100 units	9.59	9.53	9.39	9.27	9.44
101 to 1,000 units	8.34	8.29	8.21	8.15	8.24
>1,000 units	8.18	8.05	7.89	7.88	7.92

Total	$9.44	$9.32	$9.16	$9.09	$ 9.18

Cellular revenue
Number of activations	6,829	6,969	6,374	5,818	5,450

Revenue from cellular services (000’s)	$2,026	$2,096	$1,728	$1,877	$ 1,877

(a)	Slight variations in totals are due to rounding.

USA MOBILITY, INC.
CONSOLIDATED OPERATING EXPENSES SUPPLEMENTAL INFORMATION (a)
(unaudited and in thousands)

	For the three months ended
	3/31/06	6/30/06	9/30/06	12/31/06	3/31/07
Cost of products sold	$786	$1,169	$1,184	$698	$ 687

Service, rental and maintenance
Site rent	26,099	25,021	24,314	24,204	22,284
Telecommunications and related	9,099	8,480	7,343	7,185	7,058
Payroll and related	7,046	6,578	6,517	6,136	6,488
Stock based compensation	81	83	78	78	31
Other	5,767	4,607	4,237	4,167	3,172

Total service, rental and maintenance	48,092	44,769	42,489	41,770	39,033

Selling and marketing
Payroll and related	7,709	7,317	6,996	6,902	6,740
Commissions	2,226	2,373	2,407	2,577	2,170
Stock based compensation	171	166	178	55	93
Other	953	1,262	1,348	1,262	1,239

Total selling and marketing	11,059	11,118	10,929	10,796	10,242

General and administrative
Payroll and related	12,330	11,412	9,517	9,287	9,560
Stock based compensation	431	461	484	462	304
Bad debt	1,790	1,705	2,035	1,975	1,402
Facility	4,104	3,973	3,468	3,408	2,947
Telecommunications	2,248	1,982	1,858	1,714	1,764
Outside services	6,419	5,631	6,162	7,122	5,504
Taxes, licenses and permits	4,149	2,708	3,036	(501)	2,316
Other	4,671	4,336	4,434	5,066	2,651

Total general and administrative	36,142	32,208	30,994	28,533	26,448

Depreciation, amortization and accretion	18,794	18,900	18,361	17,244	13,318
Severance and restructuring	170	321	682	3,413	17

Operating expenses	$115,043	$108,485	$104,639	$102,454	$ 89,745

Capital expenditures	4,424	4,595	5,152	6,819	5,086

(a)	Slight variations in totals are due to rounding.